                                                                     EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES


                                                Site of Incorporation   Date of Acquisition/                 Current
                                                                             Formation                  Principal Business
                                                                                                             Activity
---------------------------------------------- ------------------------ --------------------- --------------------------------------
100% OWNED SUBSIDIARIES

Arlington Hospitality Corp.                           Virginia                  1997                       Hotel Owner
Auburn Hills Hotel Corporation                        Maryland                  1994                       Hotel Owner
Auburn Hills Land Corp.                               Maryland                  1997                        Land Owner
Avenel Executive Park Phase II, Inc.                  Maryland                  1987                   Real Estate Investor
Boca Raton East Hospitality Corp.                      Florida                  1998                       Hotel Owner
Boca Raton West Hospitality Corp.                      Florida                  1998                       Hotel Owner
Commerce Center Development Corp.                      Florida                  1980                    Office Park Owner
Crystal City Hospitality Corp.                        Virginia                  1989                       Hotel Owner
Dallas San Simeon Incorporated                          Texas                   1993                 Apartment Project Owner
Dearborn Corporation                                  Delaware                  1992                        Land Owner
Dulles Airport Hotel Corporation                      Virginia                  1986                         Inactive
Dulles Hospitality Corp.                              Virginia                  1997                       Hotel Owner
Dulles North Office Park II Corporation               Virginia                  1998                    Office Park Owner
Flagship Centre Corporation                           Maryland                  1985                        Land Owner
Ft. Lauderdale Hotel Corp.                             Florida                  1998                       Hotel Owner
Gaithersburg Hospitality Corp.                        Maryland                  1998                       Hotel Owner
Herndon Hotel Corporation                             Virginia                  1996                       Hotel Owner
Metairie Office Tower, Inc. (b)                       Louisiana                 1995                    Office Bldg Owner
MHC Airport Inn. Inc. (a)                             New York               1980/1976                    Hotel Operator
MHC Corporation                                       Maryland               1980/1974                    Hotel Operator
NVA Development Corporation                           Virginia                  1984                    Office Park Owner
Peachtree / Northeast Corp.                            Georgia                  1979                        Land Owner
Pueblo Hotel Corp.                                    Colorado                  1985                       Hotel Owner
Rochester Airport Hotel Corporation                   New York                  1986                         Inactive
Scope Hospitality Corp.                               Virginia                  1989                         Inactive
Sharonville Hotel Corporation                           Ohio                    1986                       Hotel Owner
Sterling Hotel Corp.                                  Virginia                  1997                       Hotel Owner
Tysons Corner Hospitality Corp.                       Virginia                  1989                         Inactive
Wheeler Road, Inc.                                    Maryland                  1992                         Inactive
900 Corporation                                        Georgia                  1981                    Office Bldg Owner
1100 Corporation                                       Georgia                  1979                    Office Bldg Owner
1113 Corporation                                       Florida                  1984                Gen'l Part/Real Est P/ship
---------------------------------------------- ------------------------ --------------------- --------------------------------------
(a) Subsidiary of MHC Corporation
(b) Subsidiary of Dearborn Corporation

B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)


                                                                                  Date of                    Current
                                                                 Site of        Acquisition/           Principal Business
                                                     Note      Corporation       Formation                  Activity
--------------------------------------------------- -------- ----------------- --------------- ------------------------------------
80% OWNED SUBSIDIARIES
ASB Capital Management, Inc.                          (C)        Maryland           1997               Investment Adviser
Ashburn Village Development Corporation               (A)        Maryland           1991             Real Estate Owned (REO)
Bailey's Corporation                                  (A)        Maryland           1993                    Inactive
Balmoral Golf Corporation                             (A)        Maryland           1992                    Inactive
B. F. Saul Mortgage Company                           (C)        Maryland           1984          Residential Loan Origination
Bondy Way Development Corporation                     (A)        Maryland           1990                       REO
Brambleton Land Corporation                           (A)        Maryland           1977                       REO
Brooke Manor Land Corporation                         (A)        Maryland           1990                    Inactive
CCRE, Inc.                                            (D)        Maryland           1984                    Inactive
Cherrytree Corporation                                (A)        Maryland           1993                    Inactive
Chevy Chase Bank, F.S.B.                                      United States         1969                  Savings Bank
Chevy Chase Financial Services Corporation            (C)        Virginia           1996         Stock Ownership of CCIA and CCS
Chevy Chase Insurance Agency, Inc. ("CCIA")           (E)        Maryland        1985/1971              Insurance Agency
Chevy Chase Mortgage Company                          (F)        Maryland           1972                    Inactive
Chevy Chase Mortgage Company of Virginia              (C)        Virginia           1996                    Inactive
Chevy Chase Preferred Capital Corporation             (C)        Maryland           1996       Real Estate Investment Trust (REIT)
Chevy Chase Real Estate Corporation                   (C)        Virginia           1996       Stock Ownership of REO Subsidiaries
Chevy Chase Securities, Inc. ("CCS")                  (E)        Maryland           1984                   Securities
Consumer Finance Corporation                          (C)        Virginia           1994            Consumer Loan Origination
Duvall Village Corporation                            (A)        Maryland           1992                    Inactive
First Balmoral Corporation                            (A)        Maryland           1991                       REO
Great Seneca Development Corporation                  (A)        Maryland           1991                       REO
Hamlets at Brambleton, Inc.                           (H)        Virginia           1997                       REO
Inglewood Corporation                                 (A)        Maryland           1990                    Inactive
Manor Holding Corporation                             (C)        Virginia           1996                    Inactive
Manor Investment Company                              (G)        Maryland           1971       Real Estate Ownership / Development
Marbury I Corporation                                 (A)        Maryland           1991                       REO
Marbury II Corporation                                (A)        Maryland           1991                       REO
NML Corporation                                       (A)        Maryland           1992                       REO
North Ode Street Development Corporation              (D)        Maryland           1981        Real Estate Finance / Development
Oak Den, Inc.                                         (A)        Maryland           1991                    Inactive
Old Chapel Corporation                                (A)        Maryland           1992                       REO
Presley Corporation                                   (A)        Maryland           1993                       REO
Primrose Development Corporation                      (A)        Maryland           1990                       REO
Ridgeview Centre Corp.                                (A)        Maryland           1992                       REO
Ronam Corporation, Inc.                               (A)        Maryland           1986         Real Estate Finance/Development
Sully Park Corporation                                (A)        Maryland           1990                    Inactive
Sully Station Corporation                             (A)        Maryland           1990                    Inactive
Sycolin - Leesburg Corporation                        (A)        Maryland           1992                       REO
Terminal Drive Properties Corporation                 (A)        Maryland           1991                    Inactive
------------------------------------------------------------------------------------------------------------------------------------

(A)   Subsidiary of Chevy Chase Real Estate Corporation
(B)   Subsidiary of First Balmoral Corporation
(C)   Subsidiary of Chevy Chase Bank, F.S.B.
(D)   Subsidiary of Manor Investment Company
(E)   Subsidiary of Chevy Chase Financial Services Corporation
(F)   Subsidiary of Chevy Chase Mortgage Company of Virginia
(G)   Subsidiary of Manor Holding Company
(H)   Subsidiary of Brambleton Land Corporation